Exhibit 99.1

Altair Announces Fourth Quarter and Full Year 2024 Financial Results

TROY, Mich. – February 20, 2025 – Altair (Nasdaq: ALTR), a global leader in computational intelligence, today released its financial results for the fourth quarter and full year ended December 31, 2024.

Fourth Quarter 2024 Financial Highlights

•
Software revenue was $179.4 million compared to $155.9 million for the fourth quarter of 2023, an increase of 15.0% in reported currency and 16.5% in constant currency
•
Total revenue was $192.6 million compared to $171.5 million for the fourth quarter of 2023, an increase of 12.3% in reported currency and 13.8% in constant currency
•
Net income was $1.0 million compared to $19.7 million for the fourth quarter of 2023, a decrease in earnings of $18.7 million. Net income per share, diluted was $0.01 based on 89.3 million diluted weighted average common shares outstanding, compared to net income per share, diluted of $0.22 for the fourth quarter of 2023, based on 89.0 million diluted weighted average common shares outstanding. Net income margin was 0.5% compared to net income margin of 11.5% for the fourth quarter of 2023
•
Non-GAAP net income was $47.4 million, compared to non-GAAP net income of $41.1 million for the fourth quarter of 2023, an increase of $6.3 million. Non-GAAP net income per share, diluted was $0.52 based on 92.6 million non-GAAP diluted common shares outstanding, compared to non-GAAP net income per share, diluted of $0.47 for the fourth quarter of 2023, based on 89.0 million non-GAAP diluted common shares outstanding
•
Adjusted EBITDA was $61.0 million compared to $53.6 million for the fourth quarter of 2023, an increase of 13.9%. Adjusted EBITDA margin was 31.7% compared to 31.2% for the fourth quarter of 2023
•
Cash provided by operating activities was $37.5 million, compared to $21.7 million for the fourth quarter of 2023
•
Free cash flow was $33.2 million, compared to $19.3 million for the fourth quarter of 2023.

Full Year 2024 Financial Highlights

•
Software revenue was $611.9 million compared to $550.0 million for the full year of 2023, an increase of 11.3% in reported currency and 12.5% in constant currency
•
Total revenue was $665.8 million compared to $612.7 million for the full year of 2023, an increase of 8.7% in reported currency and 9.8% in constant currency
•
Net income was $14.2 million compared to a net loss of $(8.9) million for the full year of 2023, an improvement in earnings of $23.1 million. Net income per share, diluted was $0.16 based on 88.6 million diluted weighted average common shares outstanding, compared to net loss per share, diluted of $(0.11) for the full year of 2023, based on 80.6 million diluted weighted average common shares outstanding. Net income margin was 2.1% compared to net loss margin of -1.5% for the full year of 2023
•
Non-GAAP net income was $119.6 million, compared to non-GAAP net income of $98.8 million for the full year of 2023, an increase of $20.8 million. Non-GAAP net income per share, diluted was $1.35 based on 91.8 million non-GAAP diluted common shares outstanding, compared to non-GAAP net income per share, diluted of $1.17 for the full year of 2023, based on 84.4 million non-GAAP diluted common shares outstanding
•
Adjusted EBITDA was $149.9 million compared to $129.1 million for the full year of 2023, an increase of 16.1%, Adjusted EBITDA margin was 22.5% compared to 21.1% for the full year of 2023
•
Cash provided by operating activities was $154.1 million, compared to $127.3 million for the full year of 2023
•
Free cash flow was $140.0 million, compared to $117.1 million for the full year of 2023.

Pending Transaction with Siemens and Conference Call Information

On January 22, 2025, Altair’s stockholders approved the previously announced merger agreement providing for the acquisition of Altair by Siemens Industry Software Inc. ("Siemens"). Completion of the pending transaction remains subject to certain customary closing conditions. Altair now anticipates that this transaction may close in the first half of 2025. In light of the pending transaction with Siemens, Altair is suspending quarterly financial results conference calls and its quarterly and annual guidance.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Non-GAAP Net Income, Non-GAAP Net Income Per Share, Billings, Adjusted EBITDA, Free Cash Flow, Non-GAAP Gross Profit and Non-GAAP Operating Expense.

Altair believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. The Company also believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP net income excludes stock-based compensation, amortization of intangible assets related to acquisitions, asset impairment charges, non-cash interest expense, other special items as identified by management and described elsewhere in this press release, and the impact of non-GAAP tax rate to income tax expense, which approximates our tax rate excluding discrete items and other specific events that can fluctuate from period to period.

Non-GAAP diluted common shares is calculated using the treasury stock method to calculate the effect of dilutive securities, stock options, restricted stock units and employee stock purchase plan shares and using the if-converted method to calculate the effect of convertible instruments. This is the same methodology that is used when calculating GAAP diluted shares. However, the determination of whether the shares are dilutive or antidilutive is made independently on a GAAP and non-GAAP net income (loss) basis and therefore the number of diluted shares outstanding for GAAP and non-GAAP may be different.

Billings consists of total revenue plus the change in deferred revenue, excluding deferred revenue from acquisitions.

Adjusted EBITDA represents net income adjusted for income tax expense, interest expense, interest income and other, depreciation and amortization, stock-based compensation expense, asset impairment charges and other special items as identified by management and described elsewhere in this press release.

Free cash flow consists of cash flow from operations less capital expenditures.

Non-GAAP gross profit represents gross profit adjusted for stock-based compensation expense and other special items as identified by management and described elsewhere in this press release.

Non-GAAP operating expense represents operating expense excluding stock-based compensation expense, amortization, asset impairment charges and other special items as identified by management and described elsewhere in this press release.

Company management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Altair urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.

About Altair

Altair is a global leader in computational intelligence that provides software and cloud solutions in simulation, high-performance computing, data analytics and AI. Altair enables organizations across all industries to compete more effectively and drive smarter decisions in an increasingly connected world – all while creating a greener, more sustainable future. To learn more, please visit https://www.altair.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this communication that are not statements of historical fact, including statements regarding the proposed transaction, including the expected timing and closing of the proposed transaction; Altair’s ability to consummate the proposed transaction; the expected benefits of the proposed transaction and other considerations taken into account by the Altair Board of Directors in approving the proposed transaction; the amounts to be received by stockholders and expectations for Altair prior to and following the closing of the proposed transaction, may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future of Altair based on current expectations and assumptions relating to Altair’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future performance, plans, actions or events. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others: (i) the timing to consummate the pending merger transaction with Siemens Industry Software Inc. (the “Merger”), (ii) the risk that a condition of closing of the pending Merger transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur, (iii) the risk that a regulatory approval that may be required for the pending Merger transaction is not obtained or is obtained subject to conditions that are not anticipated, (iv) the diversion of management time on transaction-related issues, (v) risks related to disruption of management time from ongoing business operations due to the pending Merger transaction, (vi) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of Altair, (vii) the risk that the pending Merger transaction and its announcement could have an adverse effect on the ability of Altair to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers, (viii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, dated October 30, 2024, with Siemens Industry Software Inc. (the “Merger Agreement”), (ix) business uncertainties and contractual restrictions on our operations while the proposed Merger transaction is pending, (x) unexpected costs, charges or expenses resulting from the pending Merger transaction, (xi) potential litigation relating to the pending Merger transaction that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto, (xii) worldwide economic or political changes that affect the markets that Altair’s businesses serve which could have an effect on demand for Altair’s products and impact Altair’s profitability, and (xiii) disruptions in the global credit and financial markets, including diminished liquidity and credit availability, changes in international trade agreements, including tariffs and trade restrictions, cyber-security vulnerabilities, foreign currency volatility, swings in consumer confidence and spending, raw material pricing and supply issues, retention of key employees, increases in fuel prices, and outcomes of legal proceedings, claims and investigations. Accordingly, actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Altair’s filings with the SEC, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of Altair’s Annual Report on Form 10-K for the year ended December 31, 2024 and in Altair’s other filings with the SEC. The list of factors is not intended to be exhaustive. These forward-looking statements speak only as of the date of this communication, and Altair does not assume any obligation to update or revise any forward-looking statement made in this communication or that may from time to time be made by or on behalf of Altair.

Media Relations

Altair

Jennifer Ristic

216-849-3109

jristic@altair.com

Investor Relations

Altair

Stephen Palmtag

669-328-9111

spalmtag@altair.com

ALTAIR ENGINEERING INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,
(in thousands)	2024	2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$561,898	$467,459
Accounts receivable, net	173,509	190,461
Income tax receivable	21,513	16,650
Prepaid expenses and other current assets	28,058	26,053
Total current assets	784,978	700,623
Property and equipment, net	41,008	39,803
Operating lease right of use assets	31,117	30,759
Goodwill	462,459	458,125
Other intangible assets, net	72,937	83,550
Deferred tax assets	8,770	9,955
Other long-term assets	44,378	40,678
TOTAL ASSETS	$1,445,647	$1,363,493
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$7,316	$8,995
Accrued compensation and benefits	50,328	45,081
Current portion of operating lease liabilities	7,876	8,825
Other accrued expenses and current liabilities	56,058	48,398
Deferred revenue	139,085	131,356
Current portion of convertible senior notes, net	227,106	81,455
Total current liabilities	487,769	324,110
Convertible senior notes, net	—	225,929
Operating lease liabilities, net of current portion	24,141	22,625
Deferred revenue, non-current	28,531	32,347
Other long-term liabilities	48,017	47,151
TOTAL LIABILITIES	588,458	652,162
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Preferred stock ($0.0001 par value), authorized 45,000 shares, none issued or outstanding	—	—
Common stock ($0.0001 par value)
Class A common stock, authorized 513,797 shares, issued and outstanding 60,181 and 55,240 shares as of December 31, 2024 and 2023, respectively	6	5
Class B common stock, authorized 41,203 shares, issued and outstanding 25,394 and 26,814 shares as of December 31, 2024 and 2023, respectively	3	3
Additional paid-in capital	1,010,789	864,135
Accumulated deficit	(116,328)	(130,503)
Accumulated other comprehensive loss	(37,281)	(22,309)
TOTAL STOCKHOLDERS’ EQUITY	857,189	711,331
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,445,647	$1,363,493

ALTAIR ENGINEERING INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2024	2023	2024	2023
Revenue
License	$131,943	$113,172	$435,288	$393,144
Maintenance and other services	47,433	42,761	176,612	156,830
Total software	179,376	155,933	611,900	549,974
Engineering services and other	13,255	15,570	53,888	62,727
Total revenue	192,631	171,503	665,788	612,701
Cost of revenue
License	4,662	3,200	15,099	15,088
Maintenance and other services	17,604	14,340	64,014	56,094
Total software *	22,266	17,540	79,113	71,182
Engineering services and other	11,113	11,633	45,690	50,609
Total cost of revenue	33,379	29,173	124,803	121,791
Gross profit	159,252	142,330	540,985	490,910
Operating expenses:
Research and development *	57,147	52,519	221,161	212,645
Sales and marketing *	47,812	43,595	184,280	176,138
General and administrative *	35,595	17,096	90,150	70,887
Amortization of intangible assets	8,709	7,708	33,022	30,851
Other operating (income) expense, net	(976)	(1,178)	(5,313)	146
Total operating expenses	148,287	119,740	523,300	490,667
Operating income	10,965	22,590	17,685	243
Interest expense	1,339	1,533	5,836	6,116
Other income, net	(316)	(8,794)	(20,781)	(18,492)
Income before income taxes	9,942	29,851	32,630	12,619
Income tax expense	8,946	10,176	18,455	21,545
Net income (loss)	$996	$19,675	$14,175	$(8,926)
Earnings (loss) per share, basic
Earnings (loss) per share	$0.01	$0.24	$0.17	$(0.11)
Weighted average shares	85,289	81,760	84,085	80,596
Earnings (loss) per share, diluted
Earnings (loss) per share	$0.01	$0.22	$0.16	$(0.11)
Weighted average shares	89,346	88,977	88,558	80,596

* Amounts include stock-based compensation expense as follows (in thousands):

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Cost of revenue – software	$2,167	$2,303	$8,397	$10,095
Research and development	6,274	7,332	25,630	33,842
Sales and marketing	4,784	6,271	19,459	28,376
General and administrative	3,745	3,252	14,194	13,268
Total stock-based compensation expense	$16,970	$19,158	$67,680	$85,581

ALTAIR ENGINEERING INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

	Year Ended December 31,
(in thousands)	2024	2023	2022
OPERATING ACTIVITIES:
Net income (loss)	$14,175	$(8,926)	$(43,429)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	42,164	39,124	35,504
Stock-based compensation expense	67,680	85,581	84,787
Deferred income taxes	(707)	(2,319)	(4,164)
Loss (gain) on mark-to-market adjustment of contingent consideration	476	5,706	(7,153)
Expense on repurchase of convertible senior notes	—	—	16,621
Other, net	2,015	1,943	2,179
Changes in assets and liabilities:
Accounts receivable	14,560	(19,141)	(34,175)
Prepaid expenses and other current assets	(7,622)	(1,915)	1,014
Other long-term assets	2,431	(52)	2,852
Accounts payable	(2,127)	(1,878)	3,771
Accrued compensation and benefits	7,013	1,783	280
Other accrued expenses and current liabilities	7,791	9,068	(59,463)
Deferred revenue	6,235	18,333	40,946
Net cash provided by operating activities	154,084	127,307	39,570
INVESTING ACTIVITIES:
Payments for acquisition of businesses, net of cash acquired	(27,070)	(3,236)	(134,541)
Capital expenditures	(14,086)	(10,193)	(9,648)
Other investing activities, net	(4,974)	(2,423)	(10,322)
Net cash used in investing activities	(46,130)	(15,852)	(154,511)
FINANCING ACTIVITIES:
Settlement of convertible senior notes	(81,729)	—	—
Proceeds from the exercise of common stock options	65,537	36,140	3,577
Proceeds from employee stock purchase plan contributions	9,157	7,978	8,976
Payments for repurchase and retirement of common stock	—	(6,255)	(19,659)
Proceeds from issuance of convertible senior notes, net of underwriters' discounts and commissions	—	—	224,265
Repurchase of convertible senior notes	—	—	(192,422)
Payments for issuance costs of convertible senior notes	—	—	(1,523)
Other financing activities	—	(97)	(233)
Net cash (used in) provided by financing activities	(7,035)	37,766	22,981
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(6,453)	1,397	(5,094)
Net increase (decrease) in cash, cash equivalents and restricted cash	94,466	150,618	(97,054)
Cash, cash equivalents and restricted cash at beginning of year	467,576	316,958	414,012
Cash, cash equivalents and restricted cash at end of period	$562,042	$467,576	$316,958

Change in Presentation of Revenue and Cost of Revenue

Effective in the first quarter of 2024, the Company changed the presentation of revenue and cost of revenue in its Consolidated Statements of Operations to combine the financial statement line items (“FSLIs”) labeled “Software related services”, “Client engineering services” and “Other” into one FSLI labeled “Engineering services and other”. The change in presentation has been applied retrospectively and does not affect the software revenue, total revenue, software cost of revenue or total cost of revenue amounts previously reported or have any effect on segment reporting.

Financial Results

The following table provides a reconciliation of Non-GAAP net income and Non-GAAP net income per share – diluted, to net income (loss) and net income (loss) per share – diluted, the most comparable GAAP financial measures:

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2024	2023	2024	2023
Net income (loss)	$996	$19,675	$14,175	$(8,926)
Stock-based compensation expense	16,970	19,158	67,680	85,581
Amortization of intangible assets	8,709	7,708	33,022	30,851
Non-cash interest expense	310	470	1,514	1,869
Impact of non-GAAP tax rate(1)	(6,842)	(4,261)	(21,406)	(13,158)
Special adjustments and other (2)	27,219	(1,659)	24,597	2,553
Non-GAAP net income	$47,362	$41,091	$119,582	$98,770

Net income (loss) per share, diluted	$0.01	$0.22	$0.16	$(0.11)
Non-GAAP net income per share, diluted	$0.52	$0.47	$1.35	$1.17

GAAP diluted shares outstanding:	89,346	88,977	88,558	80,596
Non-GAAP diluted shares outstanding:	92,555	88,977	91,767	84,433
(1)
For the three months and year ended December 31, 2024, the Company used a non-GAAP effective tax rate of 25%. For the three months and year ended December 31, 2023, the Company used a non-GAAP effective tax rate of 26%.
(2)
The three months ended December 31, 2024, includes $22.3 million of expenses related to the pending Merger transaction, $4.7 million of currency losses on acquisition-related intercompany loans and a $0.3 million loss from the mark-to-market adjustment of contingent consideration associated with acquisitions. The three months ended December 31, 2023, includes $2.9 million of currency gains on acquisition-related intercompany loans and a $1.2 million loss from the mark-to-market adjustment of contingent consideration associated with acquisitions. The year ended December 31, 2024, includes $22.3 million of expenses related to the pending Merger transaction, $1.9 million of currency losses on acquisition-related intercompany loans and a $0.5 million loss from the mark-to-market adjustment of contingent consideration associated with acquisitions. The year ended December 31, 2023, includes a $5.7 million loss from the mark-to-market adjustment of contingent consideration associated with acquisitions and $3.2 million of currency gains on acquisition-related intercompany loans.

The following table provides a reconciliation of Adjusted EBITDA to net income (loss), the most comparable GAAP financial measure:

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Net income (loss)	$996	$19,675	$14,175	$(8,926)
Income tax expense	8,946	10,176	18,455	21,545
Stock-based compensation expense	16,970	19,158	67,680	85,581
Interest expense	1,339	1,533	5,836	6,116
Depreciation and amortization	11,044	9,853	42,164	39,124
Special adjustments, interest income and other (1)	21,746	(6,822)	1,602	(14,302)
Adjusted EBITDA	$61,041	$53,573	$149,912	$129,138

(1)
The three months ended December 31, 2024, includes $22.3 million of expenses related to the pending Merger transaction, $4.7 million of currency losses on acquisition-related intercompany loans, a $0.3 million loss from the mark-to-market adjustment of contingent consideration associated with acquisitions, and $5.5 million of interest income. The three months ended December 31, 2023, includes $2.9 million of currency gains on acquisition-related intercompany loans, a $1.2 million loss from the mark-to-market adjustment of contingent consideration associated with acquisitions, and $5.2 million of interest income. The year ended December 31, 2024, includes $22.3 million of expenses related to the pending Merger transaction, $1.9 million of currency losses on acquisition-related intercompany loans, a $0.5 million loss from the mark-to-market adjustment of contingent consideration associated with acquisitions, and $23.0 million of interest income. The year ended December 31, 2023, includes a $5.7 million loss from the mark-to-market adjustment of contingent consideration associated with acquisitions, $3.2 million of currency gains on acquisition-related intercompany loans, and $16.9 million of interest income.

The following table provides a reconciliation of Free Cash Flow to net cash provided by operating activities, the most comparable GAAP financial measure:

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024 (1)	2023	2024	2023
Net cash provided by operating activities	$37,530	$21,651	$154,084	$127,307
Capital expenditures	(4,347)	(2,311)	(14,086)	(10,193)
Free Cash Flow	$33,183	$19,340	$139,998	$117,114

(1) Free Cash Flow for the year ended December 31, 2024, was adversely impacted by approximately $13.2 million of expenses paid related to the pending Merger transaction.

The following table provides a reconciliation of Non-GAAP gross profit to gross profit, the most comparable GAAP financial measure, and a comparison of Non-GAAP gross margin (Non-GAAP gross profit as a percentage of total revenue) to gross margin (gross profit as a percentage of total revenue), the most comparable GAAP financial measure:

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Gross profit	$159,252	$142,330	$540,985	$490,910
Stock-based compensation expense	2,167	2,303	8,397	10,095
Pending merger expenses	1,155	—	1,155	—
Non-GAAP gross profit	$162,574	$144,633	$550,537	$501,005

Gross profit margin	82.7%	83.0%	81.3%	80.1%
Non-GAAP gross margin	84.4%	84.3%	82.7%	81.8%

The following table provides a reconciliation of Non-GAAP operating expense to Total operating expense, the most comparable GAAP financial measure:

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Total operating expense	$148,287	$119,740	$523,300	$490,667
Stock-based compensation expense	(14,803)	(16,855)	(59,283)	(75,486)
Amortization	(8,709)	(7,708)	(33,022)	(30,851)
Loss on mark-to-market adjustment of contingent consideration	(287)	(1,212)	(476)	(5,706)
Pending merger expenses	(21,095)	—	(21,095)	—
Non-GAAP operating expense	$103,393	$93,965	$409,424	$378,624

The following table provides the calculation of non-GAAP diluted common shares and non-GAAP net income per share, diluted:

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Numerator:
Non-GAAP net income	$47,362	$41,091	$119,582	$98,770
Interest expense related to convertible notes, net of tax	1,006	1,006	4,024	—
Numerator for non-GAAP diluted income per share	$48,368	$42,097	$123,606	$98,770
Denominator:
Weighted average shares outstanding, basic	85,289	81,760	84,085	80,596
Effect of dilutive shares	7,266	7,217	7,682	3,837
Non-GAAP diluted shares outstanding	92,555	88,977	91,767	84,433
Non-GAAP net income per share, diluted	$0.52	$0.47	$1.35	$1.17

The following table provides a reconciliation of Billings to revenue, the most comparable GAAP financial measure:

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Revenue	$192,631	$171,503	$665,788	$612,701
Ending deferred revenue	167,616	163,703	167,616	163,703
Beginning deferred revenue	(140,835)	(138,933)	(163,703)	(144,460)
Deferred revenue acquired	—	(149)	(1,825)	(149)
Billings	$219,412	$196,124	$667,876	$631,795

The following table provides Software revenue, Total revenue, Billings and Adjusted EBITDA on a constant currency basis:

	(Unaudited)
	Three Months Ended December 31, 2024			Three Months Ended December 31, 2023	Increase/ (Decrease) %
(in thousands)	As reported	Currency changes	As adjusted for constant currency	As reported	As reported	As adjusted for constant currency
Software revenue	$179.4	$2.3	$181.7	$155.9	15.0%	16.5%
Total revenue	$192.6	$2.6	$195.2	$171.5	12.3%	13.8%
Billings	$219.4	$3.6	$223.0	$196.1	11.9%	13.7%
Adjusted EBITDA	$61.0	$1.3	$62.3	$53.6	13.9%	16.2%

	(Unaudited)
	Year Ended December 31, 2024			Year Ended December 31, 2023	Increase/ (Decrease) %
(in thousands)	As reported	Currency changes	As adjusted for constant currency	As reported	As reported	As adjusted for constant currency
Software revenue	$611.9	$6.8	$618.7	$550.0	11.3%	12.5%
Total revenue	$665.8	$7.2	$673.0	$612.7	8.7%	9.8%
Billings	$667.9	$8.1	$676.0	$631.8	5.7%	7.0%
Adjusted EBITDA	$149.9	$4.6	$154.5	$129.1	16.1%	19.7%